SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  July 23, 1997



                           BERLITZ INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)



      New York                      1-10390             35-3550016
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(State of other jurisdiction  (Commission File Number)   (IRS Employer
 of incorporation)                                        Identification No.)



400 Alexander Park
Princeton, New Jersey                                    08540-6306
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(Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:  (609) 514-9650


                                 Not Applicable
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          (Former name or former address, if changed since last report)


                                Page 1 of 3 Pages
                             Exhibit Index on Page 4



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ITEM 5. OTHER EVENTS.

      On July 23, 1997, Berlitz International, Inc. (the "Company") announced that it had reached an agreement to acquire ELS Educational Services, Inc. ("ELS"), a privately held provider of intensive English instruction in a stock acquisition for a cash purchase price of $95.0 million. The Stock Purchase Agreement in respect of the acquisition was signed as of July 23, 1997. The closing of the acquisition, which is subject to certain conditions, including regulatory approvals, is expected to occur in early September. Financing for the transaction will be provided by NationsBank, National Association.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (c)   Exhibits.

            1. Stock Purchase Agreement, dated as of July 23, 1997, between ELS, its shareholders and the Company.

            2.  Press Release of the Company, dated July 23, 1997.








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                               SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    BERLITZ INTERNATIONAL, INC.



Dated:  July 30, 1997              By:    /s/ Henry D. James
                                          ----------------------------
                                          Henry D. James
                                          Executive Vice President and
                                          Chief Financial Officer





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                                  EXHIBIT INDEX

                           BERLITZ INTERNATIONAL, INC.

                           Current Report on Form 8-K




Exhibit No.   Description                                               Page No.
-----------   -----------                                               --------

     1. Stock Purchase Agreement, dated as of July 23, 1997, between ELS, its shareholders and the Company.

     2.       Press Release of the Company, dated July 23, 1997.